Exhibit (q)(2)

                                POWER OF ATTORNEY

         The undersigned Trustees of The Wright Blue Chip Master Portfolio Trust, a New York trust (the "Portfolio Trust"), do hereby constitute and appoint Peter M. Donovan, A.M. Moody, III, Alan R. Dynner and H. Day Brigham, Jr., and each of them acting singly, to be their true, sufficient and lawful attorneys, with full power of substitution to each of them, and each of them acting singly, to sign for each of them, in their name and in the capacities indicated below, (1) any and all amendments to the Registration Statements on Form N-1A to be filed by the Portfolio Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), (2) any and all amendments to the Registration Statements on Form N-1A of The Wright Managed Equity Trust and The Wright Managed Income Trust (the "Investment Trusts") under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), (3) the Registration Statement on Form N-1A of any other registered investment company that is or will become a holder of an interest in the Portfolio Trust (a "Holder"), (4) any Registration Statement on Form N-14, and any and all amendments thereto, filed by the Portfolio Trust, the Investment Trusts or any Holder and (5) any and all other documents and papers relating thereto, and generally to do all such things in her name and on her behalf in the capacities indicated below to enable the Portfolio Trust to comply with the 1940 Act and the 1933 Act (where applicable) and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming his signature as it may be signed by said attorneys or each of them to any and all such documents.

         IN WITNESS WHEREOF, I have hereunder set my hand on the date set opposite my signature..

     Name                          Capacity                     Date



s/Peter  M. Donovan         President, Principal Executive   December 13, 2001
-------------------            Officer and Trustee
Peter M. Donovan

s/James L. O'Connor       Treasurer, Principal Financial     December 13, 2001
-------------------          and Accounting Officer
James L. O'Connor

s/James P. Biggs                    Trustee                  December 13, 2001
-------------------
James P. Biggs

s/H. Day Brigham, Jr.               Trustee                  December 13, 2001
---------------------
H. Day Brigham, Jr.

s/Judith R. Corchard                Trustee                  December 13, 2001
----------------------
Judith R. Corchard

s/Dorcas R. Hardy                   Trustee                  December 13, 2001
--------------------
Dorcas R. Hardy

s/Leland Miles                      Trustee                  December 13, 2001
--------------------
Leland Miles

s/A.M. Moody, III                   Trustee                  December 13, 2001
--------------------
A.M. Moody, III

s/Lloys F. Pierce                   Trustee                  December 13, 2001
-------------------
Lloyd F. Pierce

 s/Richard E. Taber                Trustee                   December 13, 2001
--------------------
Richard E. Taber